UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2012
Yadkin Valley Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621

(Address of Principal Executive Offices)	(Zip Code)
(704) 768-1161
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 8, 2012, Yadkin Valley Financial Corporation (the "Company") announced that it has paid to the United States Department of the Treasury (the "Treasury") all previously deferred dividends on the Company's Series T and Series T-ACB Preferred Stock issued to the Treasury through the Troubled Asset Relief Program Capital Purchase Program. The Company is now current on its payment obligations to the Treasury.

On August 8, 2012, the Company announced that it has paid all accrued and unpaid interest payments to the respective trustees of its outstanding trust preferred securities. The Company is now current on its payment obligations to the respective trustees on its outstanding trust preferred securities.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
Exhibit No.	Exhibit
99.1	Press release dated August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
Dated: August 8, 2012	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 8, 2012